UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 16, 2005

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2005, Precision Optics Corporation, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (the “Notice’) notifying the Company that for the 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued inclusion on The Nasdaq SmallCap Market pursuant to Nasdaq Marketplace Rule 4310(c)(4). The Notice further stated that the Company has been provided 180 calendar days, or until December 13, 2005, to regain compliance with the $1.00 per share bid price requirement in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D). To regain compliance with the bid price requirement, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to December 13, 2005. If by December 13, 2005 the Company has not regained compliance with the minimum bid price requirement, the Company may be granted an additional 180 day grace period to regain compliance under applicable Nasdaq rules, provided it meets The Nasdaq SmallCap Market initial listing criteria (other than the minimum bid price requirement) at that time.

The Company intends to monitor the bid price for its common stock between now and December 13, 2005. If its common stock does not trade at a level that is likely to regain compliance, the Company’s Board of Directors will consider options available to the Company to achieve compliance.

On June 20, 2005, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the Notice from Nasdaq.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibit Number	Title

	99.1	Press Release issued by Precision Optics Corporation, Inc. on June 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: June 20, 2005	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Precision Optics Corporation, Inc. on June 20, 2005.